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                                                                     Exhibit 5.1


                                          December 17, 1997



Board of Directors
North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, New York 11747

                Re:  North Fork Bancorporation, Inc.
                     Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of up to 28,131,644 shares of common stock, par value $2.50 per share (the "Common Stock"), together with an equal number of rights to purchase units of Series A Junior Participating Preferred Stock associated therewith (the "Rights"), of the Company pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of October 7, 1997 (the "Merger Agreement"), by and between the Company and New York Bancorp Inc., a Delaware corporation.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"),
(ii) the Merger Agreement, (iii) the form of certificates to be used to represent the shares of Common Stock (and the Rights),
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Board of Directors
North Fork Bancorporation, Inc.
December 17, 1997
Page 2


(iv) the Certificate of Incorporation and By-Laws of the Company, as amended to date, (v) resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and the issuance of the shares of Common Stock and Rights pursuant thereto, (vi) the Rights Agreement, dated as of February 28, 1989 (the "Rights Agreement"), between the Company and North Fork Bank, as Rights Agent, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that (i) the shares Of Common Stock to be issued by the Company pursuant to
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Board of Directors
North Fork Bancorporation, Inc.
December 17, 1997
Page 3


the Merger Agreement, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Rights, when issued as described in the Registration Statement and in accordance with the Rights Agreement, will be duly authorized and validly issued.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                              Very truly yours,

                              /s/ Skadden, Arps, Slate,
                                  Meagher & Flom, L.L.P.